                                 EXHIBIT 10.22
                                 -------------

                               SUBLEASE AGREEMENT

                               SUBLEASE AGREEMENT
                               ------------------


     THIS AGREEMENT made this 28th day of January, 1996, by and between FAIRCHILD DATA CORPORATION, a Delaware corporation, ("Sublessor"); SSE DATACOM, INC., a Delaware corporation ("Sublessee"); THE FAIRCHILD CORPORATION, a Delaware corporation ("Fairchild"); and SSE TELECOM, INC., a Delaware corporation ("SSET");.

     WHEREAS, pursuant to an Amended And Restated Lease Agreement dated August 2, 1985, by and between L.D. HANCOCK CO., as landlord ("Lessor") and Sublessor, as tenant, as amended by Amendment Number 1 on September 28, 1987, and Amendment Number 2 To Amended And Restated Lease Agreement dated September 1, 1993 (collectively, the "Prime Lease"), a copy of which is attached hereto as Exhibit "A", Sublessor leased certain premises (the "Premises") more fully described in the Prime Lease;

     WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor (the "Subleased Premises");

     WHEREAS, Sublessor and Sublessee desire to enter into this sublease agreement defining the terms and conditions of such sublease, and defining the rights, duties, and liabilities of the parties hereto (the "Sublease");

     WHEREAS, Sublessor and Sublessee, among others, are parties to that certain asset purchase agreement, pursuant to which, among other things, Sublessor agreed to sell, and Sublessee agreed to purchase, certain of the assets of Sublessor (the "Asset Purchase Agreement");

     WHEREAS, Sublessor is an indirect wholly-owned subsidiary of Fairchild;

     WHEREAS, it is a condition of the Sublessee's entering into this Sublease that Fairchild guaranty the payment and performance of each and every obligation or liability of Sublessor under the Prime Lease and this Sublease; and

     WHEREAS, Sublessee is a wholly-owned subsidiary of SSET and it is a condition of the Sublessor's entering into this Sublease that SSET guaranty the payment and performance of each and every obligation or liability of Sublessee under this Sublease;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Subleased Premises.   Subject to the terms of the Prime Lease,
          -------------------
Sublessor subleases to Sublessee and Sublessee leases and hires from Sublessor the Subleased Premises as being outlined in black on the annexed Exhibit "B". Sublessor represents that the Premises consists of 126,000 square feet and the parties agree that the Subleased Premises shall consist of 46,000 square feet, so that the Sublessee's proportionate share of the Premises is 36.5% (hereinafter referred to as Sublessee's "Pro Rata Share"). Sublessee acknowledges that Sublessor is leasing the Premises pursuant to the Prime Lease, which is incorporated herein by reference. Except as otherwise expressly provided herein, (a) as to the Subleased Premises, this Sublease is subject to and made upon all the terms, covenants and conditions of the Prime Lease, with the same force and effect as if such terms, covenants and conditions were fully set forth herein, and (b) as to the Subleased Premises, Sublessee hereby assumes and agrees to be bound by the same responsibilities, rights, privileges and duties that Sublessor has to and from Lessor.

     2.   Term.  The term of this Sublease shall be for the period commencing on
          -----
the "Sublease Commencement Date" (as defined herein), and ending on the last day of the twenty-third month following the month in which the Sublease Commencement Date occurred. The Sublease Commencement Date shall be the "Effective Date" under the Asset Purchase Agreement.

     3.   Base Rent.  Sublessee agrees to pay to Sublessor as rent for the
          ----------
Subleased Premises, without prior notice or demand, during the term of this Sublease, the sum of One Hundred and Forty-Four Thousand and no/100 Dollars ($144,000.00), payable Twelve Thousand and no/100 Dollars ($12,000.00) per month (the "Base Rent"). Sublessee shall pay each such monthly installment to Sublessor on or before the first day of each calendar month. Should the term of this Sublease Commencement Date be a day other than the first day of a calendar month, then the rent for the month in which the Sublease Commencement Date occurs shall be prorated, based on a thirty (30) day calendar month.

     4.   Sublessee's Pro Rata Share of Operating Expenses.
          ------------------------------------------------

               (a) In addition to the Annual Base Rent provided for in Section 4 hereof, during the term of this Sublease, Sublessee shall reimburse Sublessor Sublessee's Pro Rata Share of all taxes, insurance and other operating expenses required to be paid and paid by Sublessor under the Prime Lease attributable to the periods of Sublessee's occupancy of the Subleased Premises. Such amounts shall be payable promptly following Sublessor's provision to Sublessee of written notice (and supporting documentation) declaring such amounts to be due and payable.

               (b) The parties acknowledge that the Premises are not currently separately metered for the Subleased Premises, for the exterior and the parking lots of the Premises, or for any other areas separate from the Subleased Premises. Therefore, the parties agree:

                    (i) So long as no portion of the Premises is physically
               occupied or used by anyone other than the Sublessee under this Sublease, Sublessee shall pay for all utilities serving the Premises, including the Subleased Premises. Sublessor and Sublessee agree to negotiate in good faith to determine a reasonable monetary amount to be paid by Sublessor to Sublessee to reimburse Sublessee for the utility charges paid by Sublessee relating to the portion of the Premises not occupied by Sublessee; and

                    (ii) If at any time during the initial term or any Renewal
               Term of this Sublease, any portion of the Premises is let or occupied by someone other than Sublessee, Sublessor shall arrange for the installation of a utility meter for the Subleased Premises and Sublessor shall be responsible for the payment of any deposits or similar charges required to be paid in connection therewith. Sublessee shall be responsible for and shall pay when due: (x) all costs and charges for utilities separately metered for the Subleased Premises to the utilities providing such service; and (y) Sublessee's Pro Rata Share of operating expenses for the common areas of the Premises, pro rated and paid in accordance with subparagraph (a) above.

               (c) In the event that any tenants other than the Sublessee occupy any part of the Premises, the total available parking spaces, which currently number 430, will be allocated among all of the tenants, including Sublessee, pro rata according to the total amount of square footage occupied by each tenant relative to the total amount of square footage of the Premises which is occupied by all tenants.

     5.   Sublessor Representations, Warranties and Covenants.
          ---------------------------------------------------

     Sublessor covenants and agrees with Sublessee that at all times during the term of this Sublease, Sublessor:

                    (i) Will pay all rent payable by Sublessor pursuant to the
               Prime Lease and will perform all other obligations imposed on Sublessor pursuant to the Prime Lease, including, but not limited to, the obligations set forth in Section 10 of the Prime Lease;

                   (ii) Will not terminate the Prime Lease or take any other
               action which would adversely affect Sublessee's use or occupancy of the Subleased Premises; and

          (iii) Will not modify the Prime Lease without the prior written consent of Sublessee and any modification made without such consent shall be null and void and shall have no effect on the rights of Sublessee under this Sublease.

     6.   Sublessee's Remedies.     Sublessee shall have the right at any time,
          ---------------------
after thirty (30) days notice to Sublessor, at the expense of Sublessor, to take any action required to be taken, but not timely taken or initiated, by the Sublessor, which may be necessary to prevent a default by the Sublessor under the terms of the Prime Lease. To the extent that Lessor fails or refuses to perform its obligations thereunder with respect to the Subleased Premises, Sublessee shall use its best efforts to cause Lessor to perform such obligations.

     7.   Notice.  Whenever under this Sublease or the Prime Lease, a provision
          -------
is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is delivered or mailed to Sublessor or Sublessee at the following respective addresses:

     Sublessor:          Fairchild Data Corporation
                            c/o The Fairchild Corporation
                         Attention: General Counsel
                         300 West Service Road
                         Chantilly, Virginia  22021

     Sublessee:          SSE DataCom, Inc.
                            c/o SSE Telecom, Inc.
                         Attention:  Daniel E. Moore, Executive
                            Vice President
                         8230 Leesburg Pike, Suite 710
                         Vienna, Virginia  22182

     Fairchild:          The Fairchild Corporation
                         Attention: General Counsel
                         300 West Service Road
                         Chantilly, Virginia  22021

     SSET                SSE Telecom, Inc.
                         Attention:  Daniel E. Moore, Executive
                            Vice President
                         8230 Leesburg Pike, Suite 710
                         Vienna, Virginia  22182

Such mailing shall be by certified mail, return receipt requested. Address for notice may be changed by notice in writing delivered hereunder.

     9.   Quiet Enjoyment.  So long as Sublessee pays all of the rent and
          ---------------
charges due hereunder and performs all of its other obligations hereunder, Sublessee shall peaceably and quietly have, hold, and enjoy the Subleased Premises free from any hindrance by Sublessor.

     10.  Guaranty of Fairchild.
          ---------------------

          (a) Fairchild, for itself and its successors and assigns, absolutely and unconditionally guarantees to Sublessee, its successors and assigns, the prompt and full payment and performance of each and every other obligation or liability, direct or contingent, of Sublessor under this Sublease, or under the Prime Lease, and the performance and observance by Sublessor of all of the terms, covenants and conditions contained in this Sublease on its part to be performed or observed.

          (b) In the event Sublessor fails to perform or observe any of the other terms, covenants or conditions contained in this Sublease or in the Prime Lease on its part to be performed or observed, Sublessee may proceed directly against Fairchild, for the full amount due under this Sublease without being required first to institute suit against Sublessor.

          (c) The covenants and agreements contained in this Sublease shall be binding upon Fairchild and its successors and assigns, and shall inure to the benefit of Sublessee and its successors and assigns.

     11.  Guaranty of SSET.
          ----------------

          (a) SSET, for itself and its successors and assigns, absolutely and unconditionally guarantees to Sublessor, its successors and assigns, the prompt and full payment and performance of each and every other obligation or liability, direct or contingent, of Sublessee under this Sublease, and the performance and observance by Sublessee of all of the terms, covenants and conditions contained in this Sublease on its part to be performed or observed.

          (b) In the event Sublessee fails to perform or observe any of the other terms, covenants or conditions contained in this Sublease on its part to be performed or observed, Sublessor may proceed directly against SSET, for the full amount due under this Sublease without being required first to institute suit against Sublessee.

          (c) The covenants and agreements contained in this Sublease shall be binding upon SSET and its successors and assigns, and shall inure to the benefit of Sublessor and its successors and assigns.

     12.  Assignment.  Sublessee may, at any time, assign this Sublease or
          ----------
sublet the Subleased Premises to a joint venture, company, or other entity owned and controlled, in whole or in part, by Sublessee, and which assumes all of the rights, duties and obligations of Sublessee under this Sublease, provided, however, that any such assignment shall not release Sublessee and SSET from their respective obligations hereunder.



                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the date set forth above.


                         SSE TELECOM, INC.



                         By:  /s/  Daniel E. Moore
                            --------------------------------------

                         Title:    Executive Vice President
                               ----------------------------------


                         SSE DATACOM, INC.



                         By:  /s/  Daniel E. Moore
                            ---------------------------------------

                         Title:    President
                               ----------------------------------


                         THE FAIRCHILD CORPORATION



                         By:  /s/  Mike T. Tully
                            --------------------------------------

                         Title:    Vice President
                               ----------------------------------


                         FAIRCHILD DATA CORPORATION



                         By:  /s/  Donald E. Miller
                            --------------------------------------

                         Title:    Vice President
                               ----------------------------------

                     Signature page to Sublease Agreement

                        EXHIBIT A TO SUBLEASE AGREEMENT



     [Amended And Restated Lease Agreement dated August 2, 1985, by and between L.D. Hancock Co. and Fairchild Data Corporation, Amendment Number 1 To Amended And Restated Lease Agreement dated September 28, 1987 and Amendment Number 2 To Amended And Restated Lease Agreement dated September 1, 1993]

                        EXHIBIT B TO SUBLEASE AGREEMENT


                        [Outline of Subleased Premises]